Exhibit 10.8
Exhibit 4.1
RELEASE, CANCELLATION AND DISCHARGE
OF
LIMITED RECOURSE GUARANTY
OF
FRANKLIN CREDIT MANAGEMENT CORPORATION
KNOW ALL MEN BY THESE PRESENTS:
WHEREAS, FRANKLIN CREDIT MANAGEMENT CORPORATION (“FCMC”), entered into a Limited Recourse Guaranty dated March 31, 2009 (the “Guaranty”), with THE HUNTINGTON NATIONAL BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined below), to guarantee the payment of the obligations of Franklin Credit Asset Corporation, Tribeca Lending Corp. and their Subsidiaries as borrowers (collectively the “Borrowers”, pursuant to (a) a certain Amended and Restated Credit Agreement by and among the Borrowers, the financial institutions party thereto from time to time as lenders (each, a “Lender”, and, collectively, the “Lenders”), and the Administrative Agent, dated as of March 31, 2009, and all amendments, modifications, and supplements thereto from time to time, and (b) various promissory notes executed by the Borrowers dated various dates; and
WHEREAS, the Administrative Agent wishes to release, cancel and discharge the Guaranty.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Administrative Agent does hereby release, cancel and discharge Franklin Credit Management Corporation from all of its duties and obligations to the Administrative Agent and the Lenders under the Guaranty, and the Guaranty is hereby released, cancelled and discharged.

IN WITNESS WHEREOF, the Administrative Agent has caused this instrument to be executed in its corporate name, by its duly authorized officer as of the 22nd day of September, 2010.

THE HUNTINGTON NATIONAL BANK, as Administrative Agent

By:	/s/ David L. Abshier
	Its:	Authorized Signer

AGREED AND CONSENTED:
FRANKLIN CREDIT HOLDING CORPORATION

By:	/s/ Thomas J. Axon
/s/ Thomas J. Axon, President